Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-225111) on Form S-8 of The Brink’s Company of our report dated March 27, 2019 relating to the financial statements of The Brink’s Company Employee Stock Purchase Plan, which is included in this Annual Report on Form 11-K of The Brink’s Company Employee Stock Purchase Plan for the period from inception (February 22, 2018) through December 31, 2018.

/s/ Keiter
Glen Allen, Virginia
March 27, 2019